                                                                       EXHIBIT 4

================================================================================



                        _______________________________


                          WYNDHAM INTERNATIONAL, INC.

                        _______________________________



                            STOCKHOLDERS' AGREEMENT

                                 BY AND AMONG

                            THE STOCKHOLDERS NAMED
                         ON THE SIGNATURE PAGES HERETO



                        _______________________________


                           Dated as of June 29, 1999

                        _______________________________



================================================================================

                               TABLE OF CONTENTS

 Section                                         Heading                                    Page
 -------                                         -------                                    ----
Article 1.  Certain Definitions.............................................................. 1

Article 2.  Board of Directors............................................................... 7

 Section 2.1.     Board of Directors......................................................... 7

Article 3.  Restrictions on Transfer......................................................... 7

 Section 3.1.     Restrictions on Transfer................................................... 8
 Section 3.2.     Exceptions to Restrictions................................................. 8
 Section 3.3.     Binding Effect on Transferees.............................................. 9
 Section 3.4.     Notifications Regarding Transfers.......................................... 9
 Section 3.5.     Restrictions on Conversion................................................. 9

Article 4.  Tag-Along Rights; Drag-Along Rights.............................................. 10

 Section 4.1.     Tag-Along Rights........................................................... 11
 Section 4.2.     Drag-Along Rights.......................................................... 11

Article 5.  Registration Rights.............................................................. 12

 Section 5.1.     Registration Rights........................................................ 12

Article 6.  Miscellaneous.................................................................... 13

 Section 6.1.     Further Actions; Cooperation............................................... 13
 Section 6.2.     Successors and Assigns..................................................... 13
 Section 6.3.     Representatives............................................................ 14
 Section 6.4.     Amendment; Modification; Waiver............................................ 14
 Section 6.5.     Notices.................................................................... 14
 Section 6.6.     Entire Agreement: Governing Law............................................ 14
 Section 6.7.     Injunctive Relief.......................................................... 15
 Section 6.8      Headings................................................................... 15
 Section 6.9.     Recapitalizations, Exchanges, Etc. Affecting the Shares of
                  Common Stock; New Issuances................................................ 15
 Section 6.10.    Counterparts............................................................... 15
 Section 6.11.    Jurisdiction; Forum........................................................ 16
 Section 6.12.    Termination................................................................ 16

     STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of June 29, 1999, by and among the parties named on the signature pages hereto (collectively, the "Stockholders") and such other persons that become parties to this Agreement as described herein.

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, pursuant to (i) a Securities Purchase Agreement, dated as of February 18, 1999, as amended, by and among Wyndham International, Inc. (the "Company"), Patriot American Hospitality, Inc. ("Patriot"), Wyndham International Operating Partnership, L.P., Patriot American Hospitality Partnership, L.P. and the persons identified therein as Investors (the "Original Investors") and (ii) Assignment and Assumption Agreements by and among the Company, Patriot and the Stockholders, the Stockholders will purchase shares of Series B Convertible Preferred Stock (the "Shares") of the Company; and

     WHEREAS, the parties hereto deem it in their best interests to enter into this Agreement in order to govern certain of their rights, duties and obligations in connection with their investment in the Company; and

     WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of their securities of the Company and to provide for certain rights and obligations with respect thereto as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:


                        Article 1.  Certain Definitions

     As used in this Agreement, the following terms shall have the following respec respective meanings:

     "Affiliate" means, as to any Person, (a) any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, (b) any Person who is a director, officer, partner or principal of such Person or of any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, and (c) any individual who is a member of the immediate family of any Person described in clause (a) or clause
(b) above. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of 5% or more of the Voting Stock of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by ownership of Capital Stock, by contract or otherwise.

     "Agreement" means this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

     "Apollo Investors" means Apollo Real Estate Investment Fund IV, L.P., Apollo Investment Fund IV, L.P., Strategic Real Estate Investments I, LLC and their respective Permitted Assignees and Permitted Third Party Transferees.

     "Apollo Stockholder" means, collectively, Apollo Management IV, L.P. and Apollo Real Estate Management IV, L.P.

     "Beacon Affiliate" means any director or officer, or member of the immediate family of a director or officer, of any entity that is included within the definition of "Beacon Stockholder" in office at the time of the relevant determination, and any corporation, partnership, limited liability company, trust or other entity that is controlled by, or the equity interests of which are owned by, any of the foregoing individuals.

     "Beacon Stockholder" means, collectively, Beacon Capital Partners, L.P., Beacon Capital Partners, Inc., BCP Voting, Inc., as voting trustee of the First Beacon Voting Trust, and any other entity that is an Affiliate of Beacon Capital Partners, L.P. that becomes a trustee of the First Beacon Voting Trust or the Second Beacon Voting Trust, if formed, and any successors thereto.

     "Beacon Voting Trust" means, collectively, the First Beacon Voting Trust and the Second Beacon Voting Trust.

     "Beacon Voting Trust Agreement" means, collectively, (i) the Voting Trust Agreement, dated as of June 8, 1999, as amended, by and between Beacon Capital Partners, L.P., as the initial beneficiary of the First Beacon Voting Trust, and BCP Voting, Inc, as trustee of the First Beacon Voting Trust, an accurate copy of which has been provided to the Lead Stockholders, and (ii) if the Second Beacon Voting Trust is formed, the Voting Trust Agreement to be entered into by and between Beacon Capital Partners, L.P., as the initial beneficiary of the Second Beacon Voting Trust, and the trustee of the Second Beacon Voting Trust; provided, that (x) the proposed form of the Voting Trust Agreement for the Second Beacon Voting Trust and the proposed form of any amendment to the Voting Trust Agreement for the First Beacon Voting Trust or the Second Beacon Voting Trust shall be provided to the Lead Stockholders for their review at least ten days in advance of the earlier of its execution or distribution and (y) the Lead Stockholders shall have approved in advance of the earlier of its execution or distribution any provision of the Second Beacon Voting Trust or any amendment to the Voting Trust

Agreement for the First Beacon Voting Trust or the Second Beacon Voting Trust that alters or is otherwise inconsistent with the definition of "Permitted Voting Trust Transfer" contained in this Agreement or any other provision affecting those matters addressed in this Agreement.

      "Board of Directors" means the Board of Directors of the Company as from time to time hereafter constituted.

     "By-Laws" means the By-Laws of the Company in effect on the date hereof and as hereafter further amended.

     "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock of any Person, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company and (iv) all equity or ownership interests in any Person of any other type.

     "Certificate of Incorporation" means the Certificate of Incorporation of the Company as in effect on the date hereof and as hereafter amended, modified, supple mented or restated.

     "Class A Common Stock" means the Class A common stock, par value $0.01 per share, of the Company.

     "Class B Common Stock" means the Class B common stock, par value $0.01 per share, of the Company.

     "Common Stock" means the Class A Common Stock and Class B Common Stock or, if the Company's common stock ceases to be so designated, the common stock, par value $0.01 per share, of the Company.

     "Company" means Wyndham International, Inc., a Delaware corporation, and any successor thereto.

     "Equity Securities" means the Common Stock and Preferred Stock and any other securities convertible into, exercisable for or exchangeable with Common Stock or Preferred Stock and other equity security issued by the Company.

     "First Beacon Voting Trust" means the Beacon Capital Partners, L.P. Voting Trust.

     "Lead Stockholders" means the Apollo Stockholder and the Lee Stockholder; provided that if either of the Lead Stockholders and its respective Affiliates cease to collectively beneficially own at least 10% of the shares of Common Stock (including shares of Common Stock issuable upon conversion of securities convertible, exchange able or exercisable for shares of Common Stock) beneficially owned by such Lead Stockholder and its Affiliates immediately following the closing of the transactions contemplated by the Securities Purchase Agreement, then such Lead Stockholder shall cease to be a Lead Stockholder.

     "Lee Director Percentage" means (i) the total number of shares of Common Stock (including, without duplication, shares of Common Stock issuable upon conversion of securities convertible, exchangeable or exercisable for shares of Common Stock) beneficially owned by the Lee Investors (excluding open market purchases) divided by (ii) the total number of shares of Common Stock (including, without duplication, shares of Common Stock issuable upon conversion of securities convertible, exchangeable or exercisable for shares of Common Stock) beneficially owned by the Apollo Investors and the Lee Investors (excluding open market purchases).

     "Lee Investors" means Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Charitable Investment L.P., THL-CCI Limited Partnership, the Beacon Stockholder and their respective Permitted Assignees and Permitted Third Party Transferees.

     "Lee Stockholder" means THL Equity Advisors IV, LLC, in its capacity as general partner of Thomas H. Lee Equity Fund IV, L.P.

     "Permitted Assignee" shall have the same meaning as set forth in the Securities Purchase Agreement.

     "Permitted Beacon Voting Trust Transfer" means a transfer of Shares through a termination of the Beacon Voting Trust on or after the second anniversary of the date of this Agreement that complies with each of the following requirements: (i) the termination shall be made pursuant to Section 15(a)(iv) of the Beacon Voting Trust Agreement at the request of beneficiaries of the Beacon Voting Trust that shall not include the Beacon Stockholder or any Beacon Affiliate, such termination shall not have been directly or indirectly proposed, solicited or encouraged by the Beacon Stockholder (other than the required action as trustee under such Section 15(a)(iv)) or by any Beacon Affiliate and the Beacon Stockholder and the Beacon Affiliates shall have used their reasonable efforts to discourage such termination; (ii) the Shares so transferred shall be converted into shares of Series A Preferred Stock; (iii) any shares of Series A Preferred Stock to be received in connection with such termination by the Beacon Stockholder or by any Beacon Affiliate shall remain subject to the transfer, conversion and other restrictions of this Agreement and the Beacon Stockholder and any such Beacon Affiliate shall execute any agreement required under Section 3.3 of this Agreement to evidence the foregoing; (iv) each of the transferees of such Shares shall have acknowledged in form and sub stance satisfactory to the Lead Stockholders such transferee's agreement to be bound by Section 5.1(b) of this Agreement; and (v) such termination and the transfer of Shares made in connection therewith shall be made in compliance with all applicable law.

     "Permitted Third Party Transferee" shall have the same meaning as set forth in the Securities Purchase Agreement.

     "Person" means an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

     "Preferred Stock" means the Series A Preferred Stock and the Series B Preferred Stock.

     "Pro Rata Portion" means, with reference to any Stockholder at any time, a fraction, the numerator of which is the number of votes represented by the Shares and the Class B Common Stock then issued and outstanding and held by such Stockholder, and the denominator of which is the aggregate number of votes represented by the Shares and the Class B Common Stock then issued and outstanding and held by the Stockholders taken together.

     "Registrable Securities" means (i) any shares of Class B Common Stock issued or issuable upon conversion of any of the Shares, (ii) any shares of Series A Preferred Stock issued or issuable upon conversion of the Shares, (iii) any shares of Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock described in clause (ii) above, and (iv) any securities issued or issuable with respect to any Series A Preferred Stock, Series B Preferred Stock, Class A Common Stock or Class B Common Stock described in clauses (i), (ii) and (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of February 18, 1999, by and among the Company and the persons listed on the signature pages thereof.

     "Restated Certificate of Incorporation" means the Restated Certificate of Incorpo ration of the Company, as proposed to be filed with the Secretary of State of the State of Delaware on the date of the Closing under the Securities Purchase Agreement.

     "Required Investor Director Percentage" means 1.0 divided by the total number of Class B directors of the Company that may be elected pursuant to
Section V(D) of the Restated Certificate of Incorporation.

     "Second Beacon Voting Trust" means, collectively, the Beacon Capital Partners, L.P. Voting Trust II and the Beacon Capital Partners, L.P. Voting Trust III, in each case if formed.

     "Securities Act" means, as of any date, the Securities Act of 1933, as amended, or any similar Federal statute then in effect and superseding such act, and any reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

     "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company.

     "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $0.01 per share, of the Company.

     "Shares" shall have the meaning set forth in the preamble of this Agreement; provided, however, that unless the context otherwise requires,
           --------  -------
references in this Agree ment to the "Shares" shall be deemed to include additional shares of Series B Preferred Stock that are issued pursuant to the Certificate of Designation for such Preferred Stock.

     "Stockholders" shall mean (i) the Stockholders named on the signature page hereto and (ii) each Third Party Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof, in each case for so long as such person continues to hold Equity Securities in the Company.

     "Third Party Transferee" has the meaning specified in Section 3.2.

     "Voting Stock" means Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of directors (or Persons performing similar functions).

                        Article 2.  Board of Directors

     Section 2.1    Board of Directors.  (a)  For so long as this Agreement is
                    ------------------
in effect, each of the Stockholders shall vote all of the Voting Stock owned or held of record by such Stockholder so as to elect, and to continue in office, each of the directors of the Company designated by the Lead Stockholders. So long as the Stockholders are entitled to elect eight Class B directors pursuant to the Restated Certificate of Incorporation, the Apollo Stockholder shall have the right to designate four Class B directors of the Company and the Lee Stockholder shall have the right to designate four Class B directors of the Company. In the event that the number of Class B directors of the Company that the Stockholders are entitled to elect is reduced to below eight pursuant to
Section V(D) of the Restated Certificate of Incorporation, (i) the number of Class B directors that the Lee Stockholder shall be entitled to designate shall be equal to the Lee Director Percent age divided by the Required Investor Director Percentage (rounded up or down to the nearest integer) and (ii) the number of Class B directors that the Apollo Stockholder shall be entitled to designate shall be equal to the total number of Class B directors of the Company that the Stockholders are entitled to elect pursuant to Section V(D) of the Restated Certificate of Incorporation minus the number of Class B directors that the Lee Stockholder is entitled to designate pursuant to this Section 2.1(a).

          (b) If either of the Lead Stockholders shall notify the other Stockhold ers of its desire to remove, with or without cause, any director of the Company previously designated by it, each Stockholder shall vote all of the shares of Voting Stock owned or held by such Stockholder and take all other necessary actions to cause the removal of any director designated by such Lead Stockholder pursuant to Section 2.1(a).

          (c) In the event that any designee of either Lead Stockholder shall for any reason cease to serve as a member of the Board of Directors during his term of office, the resulting vacancy on the Board of Directors will be filled by a representative desig nated by such Lead Stockholder.


                      Article 3.  Restrictions on Transfer

     Section 3.1    Restrictions on Transfer.
                    ------------------------

     (a) Each Stockholder agrees that for a period of five years following the date of this Agreement, such Stockholder will not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, for purposes of Articles 3 and 4 only, a "transfer") any of its Shares, any shares of Common Stock or Preferred Stock issuable upon conversion of Shares, or options, warrants or rights to subscribe for or purchase Shares, Preferred Stock or

Common Stock that may be issued hereafter to such Stockholder, except as provided in this Article 3. In addition to the other restrictions contained in this Article 3, each Stockholder agrees that it will not, directly or indirectly, transfer any of its Shares or any shares of Common Stock or Preferred Stock issuable upon conversion of Shares except as permitted under the Securities Act and other applicable securities laws.

     (b) Any attempt by any Stockholder to transfer any Shares and any Common Stock or Preferred Stock issuable upon conversion of the Shares not in compliance with this Agreement shall be null and void. Without limiting the foregoing, it is expressly understood and agreed that any transfer of Shares by the Beacon Voting Trust that is not the Permitted Beacon Voting Trust Transfer or a transfer otherwise expressly permitted under this Agreement shall be null and void and not be recorded on the transfer books of the Company.

     Section 3.2    Exceptions to Restrictions.  The provisions of Section 3.1
                    --------------------------
shall not apply to any of the following transfers:

     (a) Any transfer approved by each of the Lead Stockholders.

     (b) Any transfer from any Stockholder to one or more of its respective Permitted Assignees.

     (c) Any transfer of Shares, or Common Stock or Preferred Stock issuable upon conversion of such Shares, in accordance with Article 4 or 5 hereof.

     (d) Any bona fide pledge of the Shares, or Common Stock or Preferred Stock issuable upon conversion of such Shares, to a bank, financial institution or other lender.

     (e) The Permitted Beacon Voting Trust Transfer.

     The exceptions in clauses (a), (b) or (d) above are subject to the condition that each such transferee referred to therein (each a "Third Party Transferee") execute (or, in the case of clause (d) above, that the pledging Stockholder use its reasonable efforts to cause the pledgee referred to therein to execute prior to any foreclosure of the shares so pledged) the agreement referred to in Section 3.3 hereof. The provisions of this Agree ment shall be applied to the Shares, including the shares of Common Stock or Preferred Stock issuable upon conversion of Shares, acquired by any Third Party Transferee of a Stockholder in the same manner and to the same extent as such provisions were applica ble to such Shares, or Common Stock or Preferred Stock issuable upon conversion of Shares, in the hands of such Stockholder. Any reference in this Agreement to the Stockholders shall be deemed to include each Stockholder and its respective Third Party Transferees.

     No transfer of any Shares, or shares of Common Stock or Preferred Stock issuable upon conversion of Shares, to a Third Party Transferee shall be effective unless such transfer is made (i) pursuant to an effective registration statement under the Securities Act and is qualified under applicable state securities or blue sky laws or (ii) without registra tion under the Securities Act and qualification under applicable state securities or blue sky laws, as a result of the availability of an exemption from registration and qualification under such laws, and such Stockholder shall have furnished to the Lead Stockholders a certificate to that effect; provided, however, that no such certificate or opinion of counsel shall be required in connection with a transfer of shares of Common Stock pursuant to Sections 4.1 or 4.2 hereof.

     Section 3.3    Binding Effect on Transferees. The obligations of a party
                    -----------------------------
hereto shall be binding upon any transferee to whom Shares or Common Stock or Preferred Stock issuable upon conversion of such Shares are transferred by such party, whether or not such transfer is permitted under the terms of this Agreement; provided, that the foregoing shall not apply to (a) transferees (other than the Beacon Affiliates) pursuant to the Permitted Beacon Voting Trust Transfer, (b) transferees pursuant to transfers permit ted under Section 3.2(c) or (c) transferees for which the transfer occurs following the fifth anniversary of the date of this Agreement (transferees permitted under clause (a), (b) or (c), collectively, the "Exempted Transferees") . Prior to consummation of any such transfer other than to an Exempted Transferee, such party shall cause the transferee to execute an agreement in form and substance reasonably satisfactory to the Lead Stock holders, providing that such transferee shall be bound by and shall fully comply with the terms of this Agreement.

     Section 3.4    Notifications Regarding Transfers.  To the extent that any
                    ---------------------------------
Stock holder proposes a transfer pursuant to Section 3.2, such Stockholder shall provide notice to the Lead Stockholders at least ten Business Days prior to the proposed transfer date of the number of Shares proposed to be transferred. Not less that two Business Days prior to a proposed transfer date requiring the approval of the Lead Stockholders, the Lead Stockholders shall notify such Stockholder of whether the transfer has been approved, it being agreed and understood that the Permitted Beacon Voting Trust Transfer shall not require such approval.

     Section 3.5    Restrictions on Conversion.  Each Stockholder understands
                    --------------------------
and agrees that, for a period of five years following the date of this Agreement, such Stock holder will not convert any Shares into shares of Common Stock or Series A Preferred Stock without the consent of each of the Lead Stockholders, except in connection with (i) an exercise of such Stockholder's rights under Section 4.1 in connection with a sale of Shares by one of the Lead Stockholders, (ii) a sale of Registrable Securities pursuant to Section 5.1 or
(iii) the Permitted Beacon Voting Trust Transfer or a subsequent conver sion of shares of Series A Preferred Stock received thereunder (other than by a Beacon Affiliate).

                Article 4.  Tag-Along Rights; Drag-Along Rights

     Section  4.1  Tag-Along Rights.
                   ----------------

     (a) Notwithstanding anything in this Agreement to the contrary, except in the case of (i) transfers by the Stockholders to a Third Party Transferee referred to in Section 3.2(b), (c), (d) and (e) hereof, (ii) transactions where rights are exercised pursuant to Section 4.2 hereof and (iii) sales pursuant to
Article 5 hereof or in connection with a sale pursuant to Rule 144 under the Securities Act of 1933, each Stockholder shall refrain from effecting any transfer of Shares, Series A Preferred Stock or Class B Common Stock unless, prior to the consummation thereof, the other Stockholders shall have been afforded the opportunity to join in such transfer on a pro rata basis, as provided in this Section 4.1 (each such Stockholder, a "Tag-Along Person").

     (b) Prior to consummation of such proposed transfer, the Stockholder proposing a transfer shall cause the person or group that proposes to acquire such shares (the "Proposed Purchaser") to offer in writing (the "Tag-Along Offer") to purchase Shares, Series A Preferred Stock or Class B Common Stock owned by the Tag-Along Person, such that the number of Shares, Series A Preferred Stock or Class B Common Stock so offered to be purchased from the Tag-Along Person shall be equal to the product obtained by multiplying the aggregate number of Shares, Series A Preferred Stock or Class B Common Stock proposed to be purchased by the Proposed Purchaser by such Tag-Along Person's Pro Rata Portion. If the Purchase Offer is accepted by any Tag-Along Person, then the number of Shares, Series A Preferred Stock or Class B Common Stock to be sold to the Proposed Purchaser by the Stockholder proposing the transfer, shall be reduced by the aggregate number of Shares, Series A Preferred Stock or Class B Common Stock to be purchased by the Proposed Purchaser from such Tag-Along Person pursuant thereto. Such purchase shall be made on the same terms and conditions (including timing of receipt of consideration) as the Proposed Purchaser shall have offered to purchase Shares, Series A Preferred Stock or Class B Common Stock to be sold by the Stockholder who proposed the transfer (net, in the case of any options, warrants or rights, of any amounts required to be paid by the holder upon exercise thereof). The Tag-Along Person shall have 20 days from the date of receipt of the Purchase Offer during which to accept such Purchase Offer, and the closing of such purchase shall occur within 30 days after such acceptance or at such other time as the Tag-Along Person and the Proposed Purchaser may agree.

     Section  4.2  Drag-Along Rights.
                   -----------------

     (a) If both of the Lead Stockholders propose a transfer in connection with a sale or exchange, whether directly or pursuant to a merger, consolidation or otherwise (a "Drag-Along Sale"), the Lead Stockholders may require all other Stockholders to sell all Shares proposed to be sold therein ("Drag-Along Rights") then held by every Stock holder, for the same consideration and otherwise on the same terms and conditions (including timing of receipt of consideration) as the sale by Lead Stockholders; provided, however, that if
                                                 -----------------
either of the Lead Stockholders and its respective Affiliates cease to collectively beneficially own at least 20% of the shares of Common Stock (including shares of Common Stock issuable upon conversion of securities convertible, exchange able or exercisable for shares of Common Stock) beneficially owned by them immedi ately following the closing of the transactions contemplated by the Securities Purchase Agreement, Stockholders collectively holding more than 50% of the voting power represented by the outstanding Shares and shares of Class B Common Stock (the "Majority Stockholders") shall have the ability to exercise the Drag-Along Rights described in this Section 4.2.

     (b) The Lead Stockholders or the Majority Stockholders, as applicable, shall provide written notice of such Drag-Along Sale to the other Stockholders (a "Drag-Along Notice") not later than the 15/th/ day prior to the proposed Drag-Along Sale. The Drag-Along Notice shall identify the transferee, the number of Shares and/or shares of Class B Common Stock to be transferred, the consideration for which a transfer is proposed to be made (the "Drag-Along Sale Price(s)") and all other material terms and conditions of the Drag-Along Sale. Subject to Section 4.2(d), each Stockholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Notice and to tender all its Shares and shares of Class B Common Stock as set forth below. The price(s) payable in such transfer shall be the Drag-Along Sale Price(s). Not later than the 10/th/ day following the date of the Drag-Along Notice (the "Drag-Along Notice Period"), each of the Stockholders shall deliver to a representative of Lead Stockholders or the Majority Stockholders, as applicable, designated in the Drag-Along Notice certificates representing all the Shares and shares of Class B Common Stock beneficially owned and held by such Stockholder, duly endorsed, together with all other documents required to be executed in connection with such Drag-Along Sale, or if such delivery is not permitted by applicable law, an unconditional agreement to deliver such shares pursuant to this Section 4.2 at the closing for such Drag-Along Sale against delivery to such Stockholder of the consideration therefor.

     (c) The Lead Stockholders or the Majority Stockholders, as applicable, shall have a period of 90 days from the date of receipt of the Drag-Along Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice. If the Drag-Along Sale shall not have been consummated during such period, the Lead Stockholders or the Majority Stockholders, as applicable, shall return to each of the Stockholders all certificates or other evidence of title and ownership representing shares that such Stockholders delivered for transfer pursuant hereto, together with any docu ments in the possession of the Lead Stockholders or the Majority Stockholders, as applicable, executed by the other Stockholders in connection with such proposed transfer, and all the restrictions on transfer contained in this Agreement or otherwise applicable at such time with respect to shares owned by the Stockholders shall again be in effect.

     (d) Concurrently with the consummation of the transfer of shares pursuant to this Section 4.2, the Lead Stockholders or the Majority Stockholders, as applicable, shall give notice thereof to all Stockholders, shall remit to each of the Stockholders who have surrendered their certificates or other evidence of title and ownership the total consider ation (by bank or certified check) for the shares transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Stockholders.


                        Article 5.  Registration Rights

     Section 5.1    Registration Rights.
                    -------------------

     (a) Each of the Stockholders shall be entitled to the benefits of, and shall be bound by the obligations of, the Registration Rights Agreement with respect to any Registrable Securities held by such Stockholder as if the Stockholder were a party to the Registration Rights Agreement; provided, however, that (i) any request for a Required Registration (as such term is defined in the Registration Rights Agreement) pursuant to Section 2.1(a) of the Registration Rights Agreement made on or prior to the third anniversary of the date of this Agreement shall only be made by or with the consent of both of the Lead Stockholders, (ii) any request for a Required Registration pursuant to
Section 2.1(a) of the Registration Rights Agreement made during the period following the third anniversary of the date of this Agreement through the fifth anniversary of the date of this Agreement shall only be made by the Apollo Stockholder, the Lee Stockholder or the Beacon Stockholder and (iii) any request for a Shelf (as such term is defined in the Registration Rights Agreement) pursuant to Section 2.1(a) of the Registration Rights Agreement made on or prior to the fifth anniversary of the date of this Agreement shall only be made by or with the consent of both of the Lead Stockholders. Notwithstanding the foregoing, each of the Stockholders shall be entitled to exercise its rights to include its Registrable Securities in a registration effected by the Company pursuant to Section 2.1(b) of the Registration Rights Agreement if such registration is a Required Registration made in accordance with the immediately preceding sentence or if either Lead Stockholder is including Registrable Securities in such registration. Each of the Lead Stockholders agrees for the benefit of the other Lead Stockholder that it will not, without the approval of the other Lead Stockholder, include its Registrable Securities in a registration effected by the Company pursuant to Section 2.1(b) of the Registration Rights Agreement during the three year period following the date of this Agreement.

     (b) Notwithstanding anything else in this Agreement or in the Registration Rights Agreement to the contrary, in the event that the Permitted Beacon Voting Trust Transfer occurs, none of the shares of Preferred Stock or Common Stock that are received by the beneficiaries of the Beacon Voting Trust in connection therewith or are issued or issuable upon conversion of such shares or shares received upon such conversion shall be Registrable Securities, other than those shares that are held by the Beacon Stockholder or by a Beacon Affiliate and remain subject to the transfer, conversion and other restrictions of this Agreement. The Beacon Stockholder, in its capacities as the trustee and initial beneficiary of the First Beacon Voting Trust and the Second Beacon Voting Trust, hereby consents and agrees to be bound by the provisions of this Section 5.1(b) on behalf of itself and all future beneficiaries of the Beacon Voting Trust and acknowledges and agrees that it has the sole responsibility to notify all such beneficiaries or transferees of Shares owned by the Beacon Voting Trust of the terms of this Section 5.1(b) and the fact that they are bound thereby.


                            Article 6.  Miscellaneous

     Section 6.1    Further Actions; Cooperation.  Each of the Stockholders
                    ----------------------------
agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Stockholders (i) acknowl edges that the Stockholders will prepare and file with the Securities and Exchange Commission filings under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), including under Section 13(d) of the Exchange Act, relating to their beneficial ownership of the Securities and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings under the Exchange Act, including any amendments thereto.

     Section 6.2    Successors and Assigns.  Except as otherwise provided
                    ----------------------
herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a transferee that has complied in all respects with the requirements of this Agreement (including, without limitation, Section 3.4 hereof). If any transferee of any Stockholder shall acquire any Shares or Common Stock issuable upon conversion of such Shares, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

     Section 6.3    Representatives.  Each of the Stockholders hereby designates
                    ---------------
and appoints (and each Third Party Transferee of each such Stockholders is hereby deemed to have so designated and appointed) the Lead Stockholders to serve as the representatives of each such Stockholder to administer and make determinations as to matters arising or contemplated by the Securities Purchase Agreement and related documentation, including without limitation indemnification obligations, disputes and other rights and obligations. Each of the Stockholders hereby agrees and acknowledges that the Lead Stockholders shall be the only persons authorized to take any action so required, authorized or contem plated by the Securities Purchase Agreement by each such person. Each such person hereby authorizes (and each such Third Party Transferee shall be deemed to have authorized) the other parties hereto to disregard any notice or other action taken by such person pursuant to the Securities Purchase Agreement except for the Lead Stockholders. The other parties hereto are and will be entitled to rely on any action so taken by the Lead Stockholders.

     Section 6.4    Amendment; Modification; Waiver.  No provision of this Agree
                    -------------------------------
ment may be amended, modified or waived except by an instrument in writing executed by the Majority Stockholders at the time of such proposed amendment, modification or waiver; provided, however, that, so long as either of the Lead Stockholders and their respective Affiliates beneficially own at least 20% of the shares of Common Stock (including shares of Common Stock issuable upon conversion of securities convertible, exchangeable or exercisable for shares of Common Stock) initially owned by such Stockholders at the closing of the transactions contemplated by the Securities Purchase Agreement, this Agreement may not be amended or modified without such Lead Stock holder's consent.

     Section 6.5    Notices.  All notices and other communications provided for
                    -------
hereunder shall be in writing by hand delivery, telex, telecopier, or any courier guarantee ing overnight delivery (i) if to the Stockholders as of the date hereof, the address set forth next to the Stockholder's name on the signature pages hereof, with a copy to Randall H. Doud, Esq., telecopier number
(212) 735-2000, and (ii) with respect to each Stockholder who becomes such after the date hereof, the address of such Stockholder in the stock records of the Company. All such communications shall be deemed to have been given or made when so delivered by hand or sent by telecopy, or three business days after being so mailed.

     Section 6.6    Entire Agreement: Governing Law.
                    -------------------------------

     (a) This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated hereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to this subject matter.

     (B) THIS AGREEMENT SHALL BE GOVERNED BY AND CON STRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELA WARE (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF).

     Section 6.7    Injunctive Relief.  The Stockholders acknowledge and agree
                    -----------------
that a violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which an adequate remedy at law is not available. Therefore, the Stockholders agree that each Stockholder shall be entitled to, an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any Stockholder from committing any violations of the provisions of this Agreement.

     Section 6.8    Headings.  The section and paragraph headings contained in
                    --------
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 6.9    Recapitalizations, Exchanges, Etc. Affecting the Shares of
                    ----------------------------------------------------------
Common Stock; New Issuances.  The provisions of this Agreement shall apply, to
---------------------------
the full extent set forth herein with respect to the Shares and Common Stock and Preferred Stock issuable upon conversion of such Shares and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

     Section 6.10   Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 6.11   Jurisdiction; Forum.  With respect to any suit, action or
                    -------------------
proceeding ("Proceeding") arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably:

     (a) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, the United States District Court for the District of Delaware, or any state court located in the State of Delaware, County of Newcastle (the "Selected Courts") and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum
                                                                           -----
non conveniens or otherwise;
--- ----------

     (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to such party at its respective address referred to in Section 6.4 hereof; provided, however,
                                                          --------  -------
that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and

     (c) waives, to the fullest extent permitted by law, any right it may have to a trial by jury in any Proceeding.

     Section 6.12   Termination. Upon the mutual consent of all of the parties
                    -----------
hereto or at such earlier time as each of the Lead Stockholders and its respective Affiliates ceases to collectively beneficially own at least 10% of the shares of Common Stock (including shares of Common Stock issuable upon conversion of securities convertible, exchangeable or exercisable for shares of Common Stock) beneficially owned by such Lead Stockholder and its Affiliates immediately following the closing of the transactions contemplated by the Securities Purchase Agreement, this Agreement shall terminate and be of no further force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                       APOLLO REAL ESTATE
                       INVESTMENT FUND IV, L.P.

                       By:  Apollo Real Estate Advisors IV, L.P.,
                               its General Partner

                              By:  Apollo Real Estate Capital
                                 Advisors IV, Inc., its General Partner


                       By: /s/ Richard Koenigsberger
                          -------------------------------
                             Name:  Richard Koenigsberger
                             Title: Vice President
                             Address: c/o Apollo Real Estate Management IV,
                                       L.P.
                                         1301 Avenue of the Americas
                                         38/th/ Floor
                                         New York, New York 10019


                       APOLLO INVESTMENT FUND IV, L.P.

                       By:  Apollo Advisors, IV, L.P., its General
                               Partner

                              By:  Apollo Capital Management IV, Inc.,
                                  its General Partner


                       By: /s/ Richard Koenigsberger
                          -------------------------------
                             Name:  Richard Koenigsberger
                             Title: Vice President
                             Address: c/o Apollo Management IV, L.P.
                                         1301 Avenue of the Americas
                                         38/th/ Floor
                                         New York, New York 10019

                       THOMAS H. LEE EQUITY FUND IV, L.P.

                       By:  THL Equity Advisors IV, LLC

                       By: /s/ Scott Sperling
                          ------------------------------
                          Name:  Scott Sperling
                          Title: Managing Director
                          Address:  75 State Street
                                    Suite 2600
                                    Boston, Massachusetts 02109


                       THOMAS H. LEE FOREIGN FUND IV, L.P.

                       By:  THL Equity Advisors IV, LLC

                       By: /s/ Scott Sperling
                          ------------------------------
                          Name:  Scott Sperling
                          Title: Managing Director
                          Address:  75 State Street
                                    Suite 2600
                                    Boston, Massachusetts 02109


                       THOMAS H. LEE CHARITABLE
                       INVESTMENT L.P.

                       By:  THL Equity Advisors IV, LLC

                       By: /s/ Thomas H. Lee
                          ------------------------------
                          Name:  Thomas H. Lee
                          Title: Manager
                          Address:  75 State Street
                                    Suite 2600
                                    Boston, Massachusetts 02109

                       THL-CCI LIMITED PARTNERSHIP

                       By:  THL Equity Advisors IV, LLC

                       By: /s/ Scott Sperling
                          ------------------------------
                          Name:  Scott Sperling
                          Title: Managing Director
                          Address:  75 State Street
                                    Suite 2600
                                    Boston, Massachusetts 02109


                       BEACON CAPITAL PARTNERS, L.P.

                       By:  Beacon Capital Partners, Inc., its General
                            Partner


                       By: /s/ John C. Halsted
                          ------------------------------
                          Name:  John C. Halsted
                          Title: Senior Vice President
                          Address:  1 Federal Street
                                    26/th/ Floor
                                    Boston, Massachusetts 02110

                       BCP VOTING, INC., as Trustee for the Beacon
                       Capital Partners, L.P. Voting Trust


                       By: /s/ John C. Halsted
                          ------------------------------
                          Name:     John C. Halsted
                          Title:    Vice President
                          Address:  1 Federal Street
                                    26/th/ Floor
                                    Boston, Massachusetts 02110

                       STRATEGIC REAL ESTATE INVESTMENTS I, L.L.C.

                       By: /s/ Kenneth T. Rosen
                          ------------------------------
                          Name:      Kenneth T. Rosen
                          Title:     Manager
                          Address:   1995 University Avenue
                                     Suite 550
                                     Berkeley, California 94704

                       AIF/THL PAH, LLC


                       By: /s/ Michael D. Weiner
                          ------------------------------
                          Name:    Michael D. Weiner
                          Title:   Vice President
                          Address: c/o Apollo Management IV, L.P.
                                   1301 Avenue of the Americas
                                   New York, NY 10019

                       CHASE EQUITY ASSOCIATES, L.P.

                       By:  Chase Capital Partners, its General Partner


                       By: /s/ David Gilbert
                          ------------------------------
                          Name:    David Gilbert
                          Title:   Vice President
                          Address: 380 Madison Avenue
                                   12/th/ Floor
                                   New York, New York 10017

                       CMS DIVERSIFIED PARTNERS, L.P.

                         By:  CMS/DP Associates L.P., a general
                              partner
                           By:  MSPS/DP, Inc., its general partner

                           By: /s/ Marian E. Cohen
                              ---------------------------
                              Name: Marian E. Cohen
                              Title: Vice President
                              Address:  1926 Arch Street
                                        Philadelphia, PA 19103

                         By:  CMS 1995 Investment Partners, L.P.,
                              a general partner
                           By: CMS 1995, Inc., its general partner

                           By: /s/ Marian E. Cohen
                              ---------------------------
                              Name: Marian E. Cohen
                              Title: Vice President
                              Address:  1926 Arch Street
                                        Philadelphia, PA 19103


                       CMS CO-INVESTMENT
                       SUBPARTNERSHIP, a Delaware general
                       partnership

                       By:  CMS Co-Investment Partners, L.P.,
                               a Delaware limited partnership
                            By: CMS/Co-Investment Associates, L.P.,
                               a Delaware limited partnership
                            By: CMS/Co-Investment Associates,
                                   L.P., a Delaware limited partnership
                                   By:  MSPS/Co-Investment, Inc.,
                                        a Delaware corporation


                                     By: /s/ Marian E. Cohen
                                        ---------------------------
                                        Name: Marian E. Cohen
                                        Title: Vice President
                                        Address:  1926 Arch Street
                                                  Philadelphia, PA 19103

                            By: CMS 1997 Investment Partners, L.P.,
                                a Delaware limited partnership
                               By: CMS 1997, Inc., a Delaware
                                   corporation


                                     By: /s/ Marian E. Cohen
                                        ---------------------------
                                        Name: Marian E. Cohen
                                        Title: Vice President
                                        Address:  1926 Arch Street
                                                  Philadelphia, PA 19103

                       By:  CMS Co-Investment Partners I-Q, L.P.,
                               a Delaware limited partnership
                            By: CMS/Co-Investment Associates, L.P.,
                               a Delaware limited partnership
                            By: MSPS/Co-Investment Associates,
                                      Inc., a Delaware corporation


                                     By: /s/ Marian E. Cohen
                                        ---------------------------
                                        Name: Marian E. Cohen
                                        Title: Vice President
                                        Address:  1926 Arch Street
                                                  Philadelphia, PA 19103


                       By:  CMS 1997 Investment Partners, L.P.
                               a Delaware limited partnership
                            By: CMS 1997, Inc., a Delaware corporation


                                     By: /s/ Marian E. Cohen
                                        ---------------------------
                                        Name: Marian E. Cohen
                                        Title: Vice President
                                        Address:  1926 Arch Street
                                                  Philadelphia, PA 19103

                       GUAYACAN PRIVATE EQUITY FUND
                       LIMITED PARTNERSHIP


                       By: /s/ Cyril Meduna
                          ---------------------------
                          Name: Cyril Meduna
                          Title:
                          Address: 206 Tetuan Street
                                   San Juan, Puerto Rico 00902

                       CKE ASSOCIATES LLC


                       By: /s/ Michael S. Dreyer
                          ---------------------------
                          Name: Michael S. Dreyer
                          Title: Vice President
                          Address: 9465 Wilshire Boulevard
                                   Suite 519
                                   Beverly Hills, CA 90212

                       PW HOTEL I, LLC


                       By: /s/ Dhananjay M. Pai
                          ---------------------------
                          Name: Dhananjay M. Pai
                          Title: Vice President
                          Address: 1285 Avenue of the Americas
                                   New York, NY 10019

                       THE DARTMOUTH TRUST


                       By: /s/ Alan M. Leventhal
                          ---------------------------
                          Name:    Alan M. Leventhal
                          Title:   Trustee
                          Address: One Federal St.
                                   Boston, MA 02110

                       By: /s/ Norman B. Leventhal
                          ---------------------------
                          Name:    Norman B. Leventhal
                          Title:   Trustee
                          Address: One Federal St.
                                   Boston, MA 02110

                       THE BONNYBROOK TRUST



                       By: /s/ Alan M. Leventhal
                          ---------------------------
                          Name:    Alan M. Leventhal
                          Title:   Trustee
                          Address: One Federal St.
                                   Boston, MA 02110

                       By: /s/ J. Robert Casey
                          ---------------------------
                          Name:    J. Robert Casey
                          Title:   Trustee
                          Address: One Federal St.
                                   Boston, MA 02110

                       THE FRANKLIN TRUST



                       By: /s/ Alan M. Leventhal
                          ---------------------------
                          Name:    Alan M. Leventhal
                          Title:   Trustee
                          Address: One Federal St.
                                   Boston, MA 02110

                       By: /s/ J. Robert Casey
                          ---------------------------
                          Name:    J. Robert Casey
                          Title:   Trustee
                          Address: One Federal St.
                                   Boston, MA 02110

                       APOLLO OVERSEAS PARTNERS IV, L.P.

                       By:  Apollo Advisors, IV, L.P., its General
                               Partner

                              By:  Apollo Capital Management IV, Inc.,
                                  its General Partner


                       By: /s/ Eric Press
                          ---------------------------
                          Name:    Eric Press
                          Title:   Vice President
                          Address: c/o Apollo Management IV, L.P.
                                   1301 Avenue of the Americas
                                   38/th/ Floor
                                   New York, New York 10019

                       THOMAS H. LEE FOREIGN FUND IV-B, L.P.

                       By:  THL Equity Advisors IV, LLC

                       By: /s/ Todd M. Abbrecht
                          ---------------------------
                          Name:     Todd M. Abbrecht
                          Title:    Vice President
                          Address:  75 State Street
                                    Suite 2600
                                    Boston, Massachusetts 02109

                         Pursuant to the power of attorney executed by the persons listed on Schedule I hereto in favor of, and delivered to, the undersigned


                         /s/ Todd M. Abbrecht
                         -------------------------------------
                         Todd M. Abbrecht
                         Attorney-in-fact

                                  Schedule I
                                  ----------

State Street Bank & Trust Company as Trustee
   of the 1997 Thomas H. Lee Nominee Trust
David V. Harkins
The 1995 Harkins Gift Trust
Scott A. Schoen
C. Hunter Boll
Sperling Family Limited Partnership
Anthony J. DiNovi
Thomas M. Hagerty
Warren C. Smith, Jr.
Smith Family Limited Partnership
Seth W. Lawry
Kent R. Weldon
Terrence M. Mullen
Todd M. Abbrecht
Charles A. Brizius
Scott Jaeckel
Soren Oberg
Thomas R. Shepherd
Joseph J. Incandela
Wendy L. Masler
Andrew D. Flaster
Robert Schiff Lee 1988 Irrevocable Trust
Stephen Zachary Lee
Charles W. Robins as Custodian for Jesse Lee
Charles W. Robins
James Westra
Adam A. Abramson
Joanne M. Ramos
WM. Matthew Kelly